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                                                                    EXHIBIT 16.1

                         [ERNST & YOUNG LLP LETTERHEAD]



April 16, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 16, 1999, of i2 Technologies, Inc. and are in agreement with the statements contained in the first, second, third, and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                       Very truly yours,



                                       /s/ ERNST & YOUNG LLP